                                                                   Exhibit 4-D-6


                            DUKE ENERGY CORPORATION

                                      TO

                           THE CHASE MANHATTAN BANK

                                           Trustee

                                ---------------


                         Fifth Supplemental Indenture

                        Dated as of September 12, 2000


                                ---------------


                                  $250,000,000

       7-1/8% Remarketable or Redeemable Securities (ROARS(SM)) Due 2012


                                ---------------

                             TABLE OF CONTENTS (1)

                                   ARTICLE I

       7-1/8% Remarketable or Redeemable Securities (ROARS(SM)) Due 2012

                                                                                 Page
                                                                                 ----
Section 101. Establishment......................................................    1
Section 102. Definitions........................................................    2
Section 103. Payment of Principal and Interest..................................    7
Section 104. Mandatory Tender; Remarketing and Determination of Interest Rate...    8
Section 105. Redemption.........................................................   11
Section 106. Denominations......................................................   12
Section 107. Global Securities..................................................   12
Section 108. Paying Agent.......................................................   13
Section 109. Amendments; Modifications..........................................   13
Section 110. Purchases by Corporation...........................................   13

                                   ARTICLE 2

                           Miscellaneous Provisions

Section 201. Recitals by Corporation............................................   14
Section 202. Ratification and Incorporation of Original Indenture...............   14
Section 203. Executed in Counterparts...........................................   14
Section 204. Assignment.........................................................   14

  Exhibit A Form of 7-1/8% Remarketable or Redeemable Security (ROARS(SM)) Due 2012
  Exhibit B Certificate of Authentication

----------
(1) This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

   THIS FIFTH SUPPLEMENTAL INDENTURE is made as of the 12th day of September, 2000, by and between DUKE ENERGY CORPORATION, a North Carolina corporation, having its principal office at 526 South Church Street, Charlotte, North Carolina 28202 (the "Corporation"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as Trustee (herein called the "Trustee").

                               W I T N E S S E T H:

   WHEREAS, the Corporation has heretofore entered into a Senior Indenture, dated as of September 1, 1998 (the "Original Indenture"), with The Chase Manhattan Bank, as Trustee;

   WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as may be amended and supplemented to the date hereof, including by this Fifth Supplemental Indenture, is herein called the "Indenture";

   WHEREAS, under the Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Indenture and the terms of such series may be described by a supplemental indenture executed by the Corporation and the Trustee;

   WHEREAS, the Corporation proposes to create under the Indenture a series of Securities;

   WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

   WHEREAS, all conditions necessary to authorize the execution and delivery of this Fifth Supplemental Indenture and to make it a valid and binding obligation of the Corporation have been done or performed.

   NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                     ROARS

   Section 101. Establishment. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Corporation's 7 1/8% Remarketable or Redeemable Securities (ROARS(SM)) Due 2012 (the "ROARS").

   There are initially to be authenticated and delivered $250,000,000 principal amount of ROARS. Additional ROARS, without limitation as to amount, may, without the consent of the Holders of the then Outstanding ROARS, also be authenticated and delivered in the manner provided in Section 303 of the Original Indenture; provided, however, that no such additional ROARS may be authenticated and delivered before the Fixed Rate Remarketing Date. Any such additional ROARS shall have the same Stated Maturity and other terms as those initially issued. Except as herein noted, no further ROARS shall be authenticated and delivered except as provided by Section 304, 305, 306, 906 or 1106 of the Original Indenture. The ROARS shall be issued in fully registered form without coupons.

   The ROARS shall be in substantially the form set out in Exhibit A hereto, and the form of the Trustee's Certificate of Authentication for the ROARS shall be in substantially the form set forth in Exhibit B hereto.

   Each ROARS shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

   Section 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

   "Adjusted Treasury Rate" means, with respect to any Redemption Date for a post-remarketing optional redemption:

     (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Post-Remarketing Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the ROARS, yields for the two published maturities most closely corresponding to the Post-Remarketing Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

     (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Post-Remarketing Comparable Treasury Issue, calculated using a price for the Post-Remarketing Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Post-Remarketing Comparable Treasury Price for such Redemption Date.

   "Applicable Spread" means the lowest Fixed Rate Bid, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate for the ROARS, obtained by the Remarketing Dealer by 3:30 p.m., New York City time, on the Fixed Rate Determination Date, from the Fixed Rate Bids quoted to the Remarketing Dealer by up to five Reference Corporate Dealers.

   "Base Rate" means 5.70%.

   "Bid" means a Fixed Rate Bid or a Floating Rate Bid.

   "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

   "Comparable Treasury Issues" for the ROARS means the U.S. Treasury security or securities selected by the Remarketing Dealer, as of the first Determination Date, as having an actual or interpolated maturity or maturities comparable to the remaining term of the ROARS being purchased by the Remarketing Dealer.

   "Comparable Treasury Price" means, with respect to the first Remarketing
Date:

    (1) the offer prices for the Comparable Treasury Issues (expressed, in each case, as a percentage of its principal amount) at 12:00 noon, New York City time, on the first Determination Date, as set forth on "Telerate Page 500" (or such other page as may replace "Telerate Page 500") or

    (2) if such page (or any successor page) is not displayed or does not contain such offer prices on such Determination Date, the average of the Reference Treasury Dealer Quotations for such Determination Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

   "Determination Date" means either the Fixed Rate Determination Date or the Floating Rate Spread Determination Date.

   "Dollar Price" means (1) the principal amount of the ROARS, plus (2) the premium equal to the excess, if any, of (A) the present value, as of the first Remarketing Date, of the Remaining Scheduled Payments, discounted to the first Remarketing Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, over (B) the principal amount of the ROARS.

   "Fixed Rate Bid" means an irrevocable offer to purchase the aggregate outstanding principal amount of the ROARS at the Dollar Price, but assuming:

    (1) a settlement date that is the Fixed Rate Remarketing Date applicable to such ROARS;

    (2) a maturity date that is the tenth anniversary of the Fixed Rate Remarketing Date; and

    (3) a stated annual interest rate equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer.

   "Fixed Rate Determination Date" means the third Business Day prior to the Fixed Rate Remarketing Date.

   "Fixed Rate Remarketing Date" means September 3, 2002, assuming the Remarketing Dealer has elected to purchase the ROARS and the Corporation has not elected to exercise its Floating Period Option, or the subsequent Remarketing Date on which the Floating Period Termination Date occurs in the event that the Corporation has elected to exercise its Floating Period Option.

   "Floating Period Interest Rate" means the sum of the Reference Rate and the Floating Rate Spread.

   "Floating Period Notification Date" means a date prior to the fourth Business Day prior to the first Remarketing Date on which the Corporation may elect to exercise its Floating Period Option.

   "Floating Period Option" means the Corporation's right, on any date subsequent to the Remarketing Dealer's election to purchase the ROARS in connection with the first Remarketing Date but prior to the fourth Business Day prior to the first Remarketing Date, to require the Remarketing Dealer to remarket the ROARS at the Floating Period Interest Rate.

   "Floating Period Termination Date" means September 3, 2003 or such other date during the Floating Rate Period that would otherwise be the Reference Rate Reset Date following the date the Corporation elects to terminate the Floating Rate Period, whichever is earlier.

   "Floating Rate Bid" means an irrevocable offer to purchase the aggregate outstanding principal amount of the ROARS at the Dollar Price, but assuming:

    (1) a settlement date that is the Floating Rate Remarketing Date;

    (2) a maturity date equal to the Floating Period Termination Date;

    (3) a stated annual interest rate equal to the Reference Rate plus the Floating Rate Spread;

    (4) that the ROARS are callable by the Remarketing Dealer at the Dollar Price on the Floating Period Termination Date; and

    (5) that the Corporation shall redeem the ROARS at the Dollar Price on the Floating Period Termination Date, if not previously called by the Remarketing Dealer.

   "Floating Rate Period" means the period from and including the Floating Rate Remarketing Date to but excluding the Floating Period Termination Date.

   "Floating Rate Period Termination Notification Date" means a date during the Floating Rate Period on which the Corporation elects to terminate the Floating Rate Period, which date shall be at least four Business Days prior to the Floating Period Termination Date.

   "Floating Rate Remarketing Date" means September 3, 2002 in the event the Corporation has elected to exercise its Floating Period Option.

   "Floating Rate Reset Period" means the period from and including the first Reference Rate Reset Date, to but excluding the next following Reference Rate Reset Date, and thereafter the period from and including a Reference Rate Reset Date to but excluding the next following Reference Rate Reset Date; provided that the final Floating Rate Reset Period shall run to but exclude the Floating Period Termination Date.

   "Floating Rate Spread" means the lowest Floating Rate Bid expressed as a spread (in the form of a percentage or in basis points) above the Reference Rate for the ROARS obtained by the Remarketing Dealer by 3:30 p.m., New York City time, on the Floating Rate Spread Determination Date, from the Floating Rate Bids quoted to the Remarketing Dealer by up to five Reference Money Market Dealers.

   "Floating Rate Spread Determination Date" means the third Business Day prior to the Floating Rate Remarketing Date.

   "Independent Investment Banker" means Banc of America Securities LLC and any successor firm selected by the Corporation, or if such firm is unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Corporation.

   "Interest Rate to Maturity" means the sum of the Base Rate and the Applicable Spread.

   "London Business Day" means any day on which dealings in U.S. dollars are transacted in the London Inter-Bank Market.

   "Notification Date" means, with respect to the first Remarketing Date, a Business Day not earlier than 20 Business Days prior to the first Remarketing Date, and not later than 4:00 p.m., New York City time, on the fifteenth Business Day prior to the first Remarketing Date, or, with respect to the subsequent Remarketing Date, not later than four Business Days prior to the occurrence of the subsequent Remarketing Date, on which the Remarketing Dealer may notify the Corporation and the Trustee as to whether it elects to purchase the ROARS on such Remarketing Date.

   "Original Issue Date" means September 12, 2000.

   "Post-Remarketing Comparable Treasury Issue" means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the ROARS to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the ROARS or, if, in the reasonable judgment of the Independent Investment Banker, there is no such security, then the Post-Remarketing Comparable Treasury Issue will mean the U.S. Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity or maturities comparable to the remaining term of the ROARS.

   "Post-Remarketing Comparable Treasury Price" means (1) the average of five Post-Remarketing Reference Treasury Dealer Quotations for the Redemption Date with respect to a post-remarketing optional redemption, after excluding the highest and lowest Post-Remarketing Reference Treasury Dealer Quotations, or
(2) if the Independent Investment Banker obtains fewer than five such Post-Remarketing Reference Treasury Dealer Quotations, the average of all such quotations.

   "Post-Remarketing Reference Treasury Dealer" means each of up to five dealers to be selected by the Corporation, and their respective successors; provided that if any of the foregoing ceases to be, and has no affiliate that is, a Primary Treasury Dealer, the Corporation shall substitute for it another Primary Treasury Dealer.

   "Post-Remarketing Reference Treasury Dealer Quotations" means, with respect to each Post-Remarketing Reference Treasury Dealer and any Redemption Date with respect to a post-remarketing optional redemption, the average, as determined by the Independent Investment Banker of the bid and asked prices for the Post-Remarketing Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

   "Primary Treasury Dealer" means a primary U.S. Government securities dealer.

   "Reference Corporate Dealer" means each of up to five leading dealers of publicly traded debt securities, including the Corporation's debt securities, which shall be selected by the Corporation. The Corporation shall advise the Remarketing Dealer of its selection of Reference Corporate Dealers no later than five Business Days prior to the Fixed Rate Remarketing Date. One of the Reference Corporate Dealers the Corporation selects shall be UBS Warburg LLC, if UBS AG, London Branch, is then the Remarketing Dealer.

   "Reference Dealer" means a Reference Corporate Dealer or a Reference Money Market Dealer.

   "Reference Money Market Dealer" means each of up to five leading dealers of publicly traded debt securities, including the Corporation's debt securities, which the Corporation shall select, who are also leading dealers in money market instruments. The Corporation shall advise the Remarketing Dealer of its selection of Reference Money Market Dealers no later than five Business Days prior to the Floating Rate Remarketing Date. One of the Reference Money Market Dealers the Corporation selects shall be UBS Warburg LLC, if UBS AG, London Branch, is then the Remarketing Dealer.

   "Reference Rate" means:

    (1) The rate for each Floating Rate Reset Period which will be the rate for deposits in U.S. dollars for a period of one month which appears on the Telerate Page 3750 (or any successor page) as of 11:00 a.m., London time, on the applicable Reference Rate Determination Date.

    (2) If no rate appears on Telerate Page 3750 on the Reference Rate Determination Date, the Remarketing Dealer will request the principal London offices of four major reference banks in the London Inter-Bank Market, to provide the Remarketing Dealer, in the case of each such bank, with its offered quotation for deposits in U.S. dollars for the period of one month, commencing on the first day of the Floating Rate Reset Period, to prime banks in the London Inter-Bank Market at approximately 11:00 a.m., London time, on that Reference Rate Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then the Reference Rate will be the average of those quotations. If fewer than two quotations are provided, then the Reference Rate will be the average (rounded, if necessary, to the nearest one hundredth of a percent) of the rates quoted at approximately 11:00 a.m., New York City time, on the Reference Rate Determination Date by three major banks in New York City selected by the Remarketing Dealer for loans in U.S. dollars to leading European banks, having a one-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If the banks selected by the Remarketing Dealer are not providing quotations in the manner described in this paragraph, the rate for the Floating Rate Reset Period following the Reference Rate Determination Date will be the rate in effect on that Reference Rate Determination Date.

   "Reference Rate Determination Date" means the second London Business Day preceding each Reference Rate Reset Date.

   "Reference Rate Reset Date" means September 3, 2002 and the third day of each month thereafter until, but excluding, the Floating Period Termination Date.

   "Reference Treasury Dealer" means each of up to five dealers to be selected by the Corporation, and their respective successors; provided that if any of the foregoing ceases to be, and has no affiliate that is, a Primary Treasury Dealer, the Corporation shall substitute for it another Primary Treasury Dealer. One of the Reference Treasury Dealers the Corporation selects shall be UBS Warburg LLC, if UBS AG, London Branch, is then the Remarketing Dealer.

   "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted in writing to the Remarketing Dealer by such Reference Treasury Dealer, by 3:30 p.m., New York City time, on the first Determination Date.

   "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the 15th calendar day prior to such Interest Payment Date.

   "Remaining Scheduled Payments" means the remaining scheduled payments of the principal and interest on the ROARS, calculated at the Base Rate, that would be due from but excluding the first Remarketing Date to and including the Stated Maturity; provided that if such Remarketing Date is not an Interest Payment Date, the amount of the next succeeding scheduled interest payment, calculated at the Base Rate, shall be reduced by the amount of interest accrued, calculated at the Base Rate only, to the first Remarketing Date.

   "Remarketing Date(s)" means September 3, 2002, assuming the Remarketing Dealer has elected to purchase the ROARS and the Corporation has not elected to exercise its Floating Period Option, or September 3, 2002 and the third day of any month thereafter until September 3, 2003 on which the Floating Rate Termination Date occurs, if the Corporation has elected to exercise its Floating Period Option.

   "Remarketing Agreement" means the Remarketing Agreement dated as of September 12, 2000 between the Corporation and UBS AG, London Branch, as amended from time to time.

   "Remarketing Dealer" means the Remarketing Dealer under the Remarketing Agreement, which Remarketing Dealer shall initially be UBS AG, London Branch.

   "Stated Maturity" means September 3, 2012 or, if the Corporation elects to exercise its Floating Period Option and the ROARS are remarketed, the tenth anniversary of the Fixed Rate Remarketing Date.

   "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets (or such other page as may replace "Telerate Page 500" on such service) or such other service displaying the offer prices for the Comparable Treasury Issues, as may replace Dow Jones Markets.

   "Telerate Page 3750" means the display designated as "Telerate Page 3750" on Dow Jones Markets (or such other page as may replace "Telerate Page 3750" on such service) or such other service displaying the offer prices, as may replace Dow Jones Markets.

   "Treasury Rate" for the ROARS means, with respect to the first Remarketing Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues, assuming a price for the Comparable Treasury Issues (expressed as a percentage of their principal amounts) equal to the Comparable Treasury Price for such Remarketing Date.

   Section 103. Payment of Principal and Interest. The principal of the ROARS shall be due at the Stated Maturity (unless the ROARS are earlier redeemed or repurchased). The ROARS shall bear interest at the rate of 7 1/8% per annum, for the period from the Original Issue Date to but excluding the first Remarketing Date, such interest to be paid semiannually to and including the first Remarketing Date on September 3 and March 3 of each year, commencing March 3, 2001. Interest on the ROARS accruing to the first Remarketing Date shall be computed on the basis of a 360-day year of twelve 30-day months.

   The ROARS shall bear interest from and after the Fixed Rate Remarketing Date at a rate per annum equal to the Interest Rate to Maturity, such interest to be paid semiannually on each day that is a six-month anniversary of such Fixed Rate Remarketing Date. Interest on the ROARS accruing from the Fixed Rate Remarketing Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

   The ROARS shall bear interest during the Floating Rate Period at the Floating Period Interest Rate with respect to each Floating Rate Reset Period. The amount of interest payable for each day that the ROARS are Outstanding during the Floating Rate Period shall be calculated by dividing the Floating Period Interest Rate in effect for such day by 360 and multiplying the result by the Dollar Price. The amount of interest payable for any Floating Rate Reset Period shall be calculated by adding the interest payable for each day in the Floating Rate Reset Period. Interest on the ROARS accruing during any Floating Rate Reset Period shall be payable on the next following Reference Rate Reset Date if such date is a Business Day or otherwise on the next following Business Day. Interest on the ROARS accruing during the Floating Rate Period shall be computed on the basis of the actual number of days in such Floating Rate Reset Period over a 360-day year.

   Except as otherwise provided herein, interest on the ROARS payable on any Interest Payment Date shall be payable to the Persons in whose names the ROARS are registered on the Regular Record Date for such Interest Payment Date. Interest payable on any Interest Payment Date shall accrue from and including the next preceding Interest Payment Date (or from and including the Original Issue Date if no interest has been paid or duly provided with respect to the ROARS) to but excluding the relevant Interest Payment Date, Remarketing Date or the Stated Maturity, as the case may be. If any Interest Payment Date, the Stated Maturity or other payment date of the ROARS (including any payment date in connection with the mandatory tender or any mandatory redemption of the ROARS) does not fall on a Business Day, the payment otherwise payable on that date shall be made on the next succeeding day that is a Business Day with the same force and effect as if made on the date the payment was originally payable, and no interest shall accrue for the period from and after such Interest Payment Date, Stated Maturity or other payment date, except in the case of an Interest Payment Date or other payment date occurring during the Floating Rate Period.

   Section 104. Mandatory Tender; Remarketing and Determination of Interest
Rate.

   Mandatory Tender. On a Business Day not earlier than 20 Business Days prior to the first Remarketing Date, and not later than 4:00 p.m., New York City time, on the 15th Business Day prior to such Remarketing Date or not later than four Business Days prior to the occurrence of the subsequent Remarketing Date, the Remarketing Dealer shall notify the Corporation and the Trustee as to whether it elects to purchase the ROARS for remarketing on such Remarketing Date.

  If the Remarketing Dealer so elects, the ROARS shall be subject to mandatory tender, and shall be deemed tendered, to the Remarketing Dealer for purchase and remarketing on such Remarketing Date, in accordance with the terms and subject to the conditions described herein.

  The ROARS shall be remarketed at a fixed rate of interest equal to the Interest Rate to Maturity, unless the Corporation has elected to exercise its Floating Period Option or redeem the ROARS on the applicable Remarketing Date. If the Corporation so elects, the ROARS shall bear interest at the Floating Period Interest Rate until the Floating Period Termination Date, at which time the ROARS shall be remarketed at a fixed rate of interest equal to the Interest Rate to Maturity unless the Corporation has chosen to redeem, or is required to redeem, the ROARS, as set forth herein.

  The purchase price of the tendered ROARS shall be equal to 100% of the aggregate principal amount thereof on the first Remarketing Date, or the Dollar Price on the subsequent Remarketing Date.

  Subject to the Remarketing Dealer's election to purchase the ROARS, the Remarketing Dealer shall sell the aggregate principal amount of the ROARS on the applicable Remarketing Date at the Dollar Price to the Reference Corporate Dealer providing the lowest Fixed Rate Bid (if the Remarketing Date constitutes a Fixed Rate Remarketing Date) or to the Reference Money Market Dealer providing the lowest Floating Rate Bid (if the Remarketing Date constitutes a Floating Rate Remarketing Date), in the case of the first Remarketing Date, or to the Reference Corporate Dealer providing the lowest Fixed Rate Bid, in the case of the subsequent Remarketing Date. If the lowest applicable Bid is submitted by two or more of the applicable Reference Dealers, the Remarketing Dealer shall sell such ROARS to one or more of such Reference Dealers, as it shall determine in its sole discretion.

  If the Remarketing Dealer elects to purchase the ROARS, the obligation of the Remarketing Dealer to purchase the ROARS on any Remarketing Date shall be subject to certain conditions set forth in the Remarketing Agreement.

  If for any reason the Remarketing Dealer does not purchase the ROARS on any Remarketing Date, the Corporation shall be required to redeem the ROARS in accordance with Section 105 at a price equal to 100% of the aggregate principal amount of the ROARS, plus accrued and unpaid interest, if any, if such Remarketing Date is the first Remarketing Date, or at the Dollar Price, plus accrued and unpaid interest, if any, on the subsequent Remarketing Date.

  Remarketing. The interest rates on the ROARS shall be established by the Remarketing Dealer in accordance with the following procedures.

  Interest Rate to Maturity: If the Remarketing Dealer elects to purchase the ROARS on the first Remarketing Date, then by 3:30 p.m., New York City time, on the Floating Rate Spread Determination Date or the Fixed Rate Determination Date with respect to the first Remarketing Date, depending on the following election, the Remarketing Dealer shall determine the Floating Rate Spread in the case that the Corporation has elected to exercise its Floating Period Option, or otherwise the Interest Rate to Maturity to the nearest one hundredth (0.01) of one percent per annum unless the Corporation has elected to redeem the ROARS by optional redemption, or is required to redeem the ROARS by mandatory redemption. If there is a subsequent Remarketing Date, by 3:30 p.m., New York City time, on the related Fixed Rate Determination Date, the Remarketing Dealer shall determine the Interest Rate to Maturity to the nearest one hundredth (0.01) of one percent per annum unless the Corporation elects or is required to redeem the ROARS as aforesaid. On the

Floating Rate Spread Determination Date or the Fixed Rate Determination Date with respect to the first Remarketing Date, the Remarketing Dealer shall determine the Dollar Price. The Interest Rate to Maturity and the Dollar Price for the ROARS announced by the Remarketing Dealer, absent manifest error, shall be binding and conclusive upon the Holders, the holders of beneficial interests in the ROARS, the Corporation and the Trustee, and the Trustee shall have no responsibility for the calculation thereof.

  Floating Rate Period: Following the Remarketing Dealer's election to purchase the ROARS on the first Remarketing Date, but prior to the fourth Business Day preceding such Remarketing Date, the Corporation may elect to exercise its Floating Period Option. If the Corporation makes such election, the ROARS shall bear interest at the Floating Period Interest Rate until the Floating Period Termination Date. In the event that the Corporation elects to exercise its Floating Period Option, the Stated Maturity of the ROARS shall be extended to the tenth anniversary of the Fixed Rate Remarketing Date.

  The amount of the interest payable for each day that the ROARS are Outstanding during the Floating Rate Period shall be calculated by dividing the Floating Period Interest Rate in effect for such day by 360 and multiplying the result by the Dollar Price. The amount of interest payable for any Floating Rate Reset Period shall be calculated by adding the daily interest amounts for each day in the Floating Rate Reset Period. The Floating Period Interest Rate for the ROARS announced by the Remarketing Dealer, absent manifest error, shall be binding and conclusive upon the Holders, the holders of beneficial interests in the ROARS, the Corporation and the Trustee, and the Trustee shall have no responsibility for the calculation thereof. The interest rate in effect with respect to each Floating Rate Reset Period shall be the Floating Period Interest Rate determined for such period on the preceding Reference Rate Determination Date.

  Notification: Subject, in connection with the first Remarketing Date, to the Remarketing Dealer's election to remarket the ROARS and to the Corporation's election not to exercise its Floating Period Option, as set forth in this
Section 104, and in connection with the subsequent Remarketing Date, to the Remarketing Dealer's election to remarket the ROARS, the Remarketing Dealer shall notify the Corporation, the Trustee and the Depositary by telephone, confirmed in writing (which confirmation may be by facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the Fixed Rate Determination Date of the Interest Rate to Maturity of the ROARS effective from and including the Fixed Rate Remarketing Date. The Remarketing Dealer shall notify the Trustee of the Dollar Price and of the Floating Period Interest Rate with respect to each Floating Rate Reset Period promptly after the determination thereof. The Corporation shall promptly notify the Remarketing Dealer and the Trustee of its election to exercise its Floating Period Option or to terminate the Floating Rate Period.

  Redetermination of Interest Rates in Certain Events: Notwithstanding any provision herein to the contrary, in lieu of terminating the Remarketing Agreement pursuant to Section 11(b) thereof, upon the occurrence of any of the events set forth therein, the Remarketing Dealer, in its sole discretion at any time between any Determination Date and 2:00 p.m., New York City time, on the Business Day immediately preceding the applicable Remarketing Date, may elect to purchase the ROARS for remarketing and determine a new Floating Period Interest Rate or Interest Rate to Maturity, as the case may be, in the manner provided in this Section 104, except that for purposes of determining the new Floating Period Interest Rate or Interest Rate to Maturity, as the case may be, pursuant to this paragraph the Determination Date referred to therein shall be the date of such election and redetermination. The Remarketing Dealer shall notify the Corporation, the Trustee and the Depositary by telephone, confirmed in writing (which confirmation may be by facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the date of such election, of the new Floating Period Interest Rate or Interest Rate to Maturity, as the case may be, of the ROARS. Thereupon, such new Floating Period Interest Rate or Interest Rate to Maturity shall supersede and replace any Floating Period Interest Rate or Interest Rate to Maturity previously determined by the Remarketing Dealer and, absent manifest error, shall be binding and conclusive upon the Holders of, and holders of beneficial interests in, the ROARS on and after such Remarketing Date, the Corporation and the Trustee; provided that the Remarketing Dealer, by redetermining the Floating Period Interest Rate or Interest Rate to Maturity upon the occurrence of any event set forth in Section 11(b) of the Remarketing Agreement, shall not thereby be deemed to have waived its right to determine a new Floating Period Interest Rate or Interest Rate to Maturity or to terminate the Remarketing Agreement upon the occurrence of any other event set forth in such Section 11(b).

   Section 105. Redemption.

  Mandatory Redemption. Subject to the last paragraph of Section 104, the Corporation shall redeem the ROARS in whole on the applicable Remarketing Date at a price equal to 100% of the aggregate principal amount of the ROARS, if such Remarketing Date is the first Remarketing Date, or the Dollar Price on any subsequent Remarketing Date, plus accrued and unpaid interest, if any, to such Remarketing Date, in the event that (i) the Remarketing Dealer for any reason does not notify the Corporation of the Floating Period Interest Rate or of the Interest Rate to Maturity by 4:00 p.m., New York City time, on the applicable Determination Date; (ii) prior to any Remarketing Date, the Remarketing Dealer resigns and no successor has been appointed on or before such Determination Date; (iii) at any time after the Remarketing Dealer elects on the applicable Notification Date to remarket such ROARS, the Remarketing Dealer elects to terminate the Remarketing Agreement in accordance with its terms; (iv) the Remarketing Dealer for any reason does not elect by notice to the Corporation and the Trustee not later than such Notification Date, to purchase the ROARS for remarketing on such Remarketing Date; (v) the Remarketing Dealer for any reason does not deliver the purchase price of such ROARS to the Trustee in same day funds not later than 12:00 noon, New York City time, on such Remarketing Date, or does not purchase all tendered ROARS on such Remarketing Date; or (vi) the Corporation for any reason fails to redeem the ROARS from the Remarketing Dealer following the Corporation's election to effect such optional redemption as set forth in the next succeeding subsection. Notwithstanding Section 1104 of the Original Indenture, the Corporation shall not be required to give notice of any such mandatory redemption to the Holders of, or the holders of beneficial interests in, the ROARS.

  Optional Redemption. If the Remarketing Dealer elects to purchase the ROARS, the Corporation may at its option redeem the ROARS, in whole but not in part, on the first Remarketing Date or on the Floating Period Termination Date immediately following the Determination Date with respect to such election. The Corporation shall notify the Remarketing Dealer and the Trustee, not later than 4:00 p.m., New York City time, on the Business Day immediately preceding the applicable

Determination Date if the Corporation elects to redeem the ROARS (which election shall be irrevocable) in accordance herewith. If the Corporation exercises its right to redeem the ROARS, the Corporation shall redeem the ROARS, in whole but not in part, on the first Remarketing Date or the subsequent Remarketing Date, as the case may be, at the Dollar Price, plus all accrued and unpaid interest, if any, to such Remarketing Date. Notwithstanding
Section 1104 of the Original Indenture, no notice of redemption need be provided to the Holders of, or the holders of beneficial interests in, the ROARS with respect to any such redemption.

  Post-Remarketing Optional Redemption. The ROARS shall be redeemable, in whole or in part, at any time after the Fixed Rate Remarketing Date, at the Corporation's option, at a Redemption Price equal to the greater of:


    (1) 100% of the principal amount of the ROARS to be redeemed, or

    (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 20 basis points as calculated by an Independent Investment Banker, plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the applicable Redemption Date.

  The Corporation shall give the Trustee notice of the Redemption Price with respect to any redemption pursuant to this subsection of Section 105 promptly after the calculation thereof and the Trustee shall have no responsibility for any such calculation. Notice of any redemption pursuant to this subsection of
Section 105 shall be given as provided in Section 1104 of the Original Indenture, except that such notice need not set forth the Redemption Price but only the manner of calculation thereof.

  In the event of the redemption of the ROARS in part only, one or more new ROARS for the unredeemed portion shall be issued in the name or names of the Holders thereof upon surrender of the ROARS that are to be partially redeemed.

   The ROARS shall not have a sinking fund.

   Section 106. Denominations. The ROARS shall be issued in denominations of $1,000 or any integral multiple thereof.

   Section 107. Global Securities. The ROARS shall initially be issued in the form of one or more Global Securities registered in the name of the Depositary (which initially shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, ROARS represented by such Global Security or Global Securities shall not be exchangeable for, and shall not otherwise be issuable as, ROARS in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

   A Global Security shall be exchangeable for ROARS registered in the names of Persons other than the Depositary or its nominee only if the Depositary notifies the Corporation that it is unwilling or unable to continue as Depositary for such Global Security and no successor Depositary shall have been appointed by the Corporation within 90 days of receipt by the Corporation of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Corporation within 90 days after it becomes aware of such cessation. The Corporation waives any discretionary right it otherwise has under Section 305 of the Original Indenture to cause the ROARS to be issued in certificated form and agrees to use its reasonable best efforts to maintain the ROARS in book-entry form with DTC or any successor Depositary and to appoint a successor Depositary to the extent necessary to maintain the ROARS in book-entry form. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for ROARS registered in such names as the Depositary shall direct.

   Section 108. Paying Agent. The Trustee shall initially serve as Paying Agent with respect to the ROARS, with the Place of Payment initially being the Corporate Trust Office.

   Section 109. Amendments; Modifications. The Corporation covenants, for the benefit of the Remarketing Dealer only, that this Fifth Supplemental Indenture shall not be amended for the purpose of changing any of the terms or provisions of the ROARS or changing any other provisions of this Fifth Supplemental Indenture without the prior written consent of the Remarketing Dealer (it being understood that, notwithstanding the provisions of this Section 109, the Corporation shall not be precluded from amending the Indenture in any manner whatsoever so long as the amendment does not pertain exclusively to the ROARS).

   Section 110. Purchases by Corporation. The Corporation agrees that it shall not, without the prior written consent of the Remarketing Dealer, make any open market or other purchases of the ROARS prior to the first Remarketing Date or termination of the Remarketing Agreement, whichever is earlier.

                                   ARTICLE 2

                           Miscellaneous Provisions

   Section 201. Recitals by Corporation. The recitals in this Fifth Supplemental Indenture are made by the Corporation only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the ROARS and of this Fifth Supplemental Indenture as fully and with like effect as if set forth herein in full.

   Section 202. Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Fifth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

   Section 203. Executed in Counterparts. This Fifth Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

   Section 204. Assignment. The Corporation shall have the right at all times to assign any of its rights or obligations under the Indenture with respect to the ROARS to a direct or indirect wholly owned subsidiary of the Corporation; provided that, in the event of any such assignment, the Corporation shall remain primarily liable for the performance of all such obligations.

   IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

                                         Duke Energy Corporation

                                         By:        /s/ David L. Hauser
                                            -----------------------------------
                                                 Senior Vice President and
                                                       Treasurer

Attest:
    /s/ Robert T. Lucas III
-------------------------------

                                         The Chase Manhattan Bank,
                                           as Trustee

                                         By:         /s/ N. Rodriguez
                                            -----------------------------------
                                                 Assistant Vice President

Attest:
      /s/ Diane Darconte
------------------------------

                                   EXHIBIT A

                                    FORM OF
            7-1/8% REMARKETABLE OR REDEEMABLE SECURITY (ROARS(SM))
                                   DUE 2012

No.                                                         CUSIP No.

                            DUKE ENERGY CORPORATION
            7-1/8% REMARKETABLE OR REDEEMABLE SECURITY (ROARS(SM))
                                   DUE 2012

     Principal Amount: $

     Regular Record Date: close of business on the 15th calendar day prior to the relevant Interest Payment Date

     Original Issue Date: September 12, 2000

     First Remarketing Date: September 3, 2002

     Stated Maturity: September 3, 2012 as such date may be extended to the tenth anniversary of the Fixed Rate Remarketing Date as set forth herein

     Interest Payment Dates: March 3 and September 3, commencing March 3, 2001 through the Remarketing Date shown above and thereafter as set forth herein

     Interest Rate: 7-1/8% per annum

     Authorized Denomination: $1,000 or any integral multiples thereof

     Duke Energy Corporation, a North Carolina corporation (the "Corporation," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to
                             , or registered assigns, the principal sum of
                               DOLLARS ($          ) on the Stated Maturity
shown above (unless and to the extent earlier redeemed or repurchased prior to such Stated Maturity) and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on each Interest Payment Date shown above (each, an "Interest Payment Date") semiannually in arrears commencing on the Interest Payment Date specified above to the Remarketing Date shown above (the "first Remarketing Date") at the rate per annum shown above (the "Interest Rate") and thereafter, subject to the terms and conditions set forth in the Indenture, on the Interest Payment Dates and at the interest rate or rates determined by the Remarketing Dealer (as defined on the reverse hereof) as set forth in the Indenture, until the principal hereof is paid or made available for payment, and on any overdue principal and on any overdue installment of interest as below provided. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this 7-1/8% Remarketable or Redeemable Security (ROARS(SM)) Due 2012 (this "Security") is registered on the Regular Record Date as specified above next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Securities of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

     Payments of interest on this Security will include interest accrued to but excluding the respective Interest Payment Dates. Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months from the Original Issue Date to the first Remarketing Date and then, subject to the Remarketing Dealer's election to remarket and the Corporation's election to exercise its Floating Period Option, interest on this Security shall be computed on the basis of the actual number of days in the applicable Floating Rate Reset Period over a 360-day year until the Fixed Rate Remarketing Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months from the Fixed Rate Remarketing to the Stated Maturity. If any Interest Payment Date, the Stated Maturity or other payment date of this Security (including any payment date in connection with the mandatory tender or any mandatory redemption of this Security) does not fall on a Business Day, the payment otherwise payable on that date shall be made on the next succeeding day that is a Business Day with the same force and effect as if made on the date the payment was originally payable, and no interest shall accrue for the period from and after such Interest Payment Date, Stated Maturity or other payment date, except in the case of an Interest Payment Date or other payment date occurring during the Floating Rate Period. "Business Day" means a day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to remain closed.

     Payment of principal of, premium, if any, and interest on the Securities of this series shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of, premium, if any, and interest on Securities of this series represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security, provided that, in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent. If any of the Securities of this series are no longer represented by a Global Security, (i) payments of principal and premium, if any, shall be made at the office of the Paying Agent upon surrender of such Securities to the Paying Agent, and (ii) payments of interest shall be made, at the option of the Corporation, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or
(B) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.

Dated:

                                         Duke Energy Corporation


                                         By:____________________________________
                                            Senior Vice President and Treasurer

Attest:

_______________________________
      Assistant Secretary



                         CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                         The Chase Manhattan Bank,
                                           as Trustee


                                         By:___________________________________

                          (Reverse Side of Security)

     This Security is one of a duly authorized issue of Securities of the Corporation (the "Securities"), issued and issuable in one or more series under a Senior Indenture, dated as of September 1, 1998, as supplemented (the "Indenture"), between the Corporation and The Chase Manhattan Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof as 7-1/8% Remarketable or Redeemable Securities (ROARS(SM)) Due 2012, initially in the aggregate principal amount of $250,000,000. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

     Certain provisions relating to the remarketing of the Securities of this series which are set forth in the Indenture are contained in a Remarketing Agreement (the "Remarketing Agreement") between the Corporation and UBS AG, London Branch, as Remarketing Dealer (with any successor Remarketing Dealer, the "Remarketing Dealer").

     The Securities of this series are subject to tender and remarketing as set forth in the Indenture.

     The Securities of this series may be subject to mandatory redemption or redemption at the option of the Corporation as set forth in the Indenture.

     If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of all series affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected thereby (voting as one class). The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of all series with respect to which a default under the Indenture shall have occurred and be continuing (voting as one class), on behalf of the Holders of the Securities of all such series, to waive, with certain exceptions, such default under the Indenture and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture affecting such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Securities of this series and for covenant defeasance at any time of certain covenants in the Indenture upon compliance with certain conditions set forth in the Indenture.

     Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to the limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged at the office or agency of the Corporation.

     This Security shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                                 ABBREVIATIONS

   The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common        UNIF GIFT MIN ACT- ______ Custodian _______
TEN ENT--as tenants by the entireties                   (Cust)           (Minor)
JT TEN--as joint tenants with rights of            under Uniform Gifts to Minors
        survivorship and not as tenants            Act _________________________
        in common                                              (State)

Additional abbreviations may also be used though not on the above list.

________________________________________________________________________________
FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto ________ (please insert Social Security or other identifying number of assignee)
________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE
________________________________________________________________________________
________________________________________________________________________________
the within Security and all rights thereunder, hereby irrevocably constituting and appointing _________________________________________________________________
agent to transfer said Security on the books of the Corporation, with full power of substitution in the premises.

Dated: ______________________________    _______________________________________

                                         _______________________________________
                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of the
                                         within instrument in every particular
                                         without alteration or enlargement, or
                                         any change whatever.

                                   EXHIBIT B

                         CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                         The Chase Manhattan Bank,
                                           as Trustee

                                         By:____________________________________
                                                      Authorized Officer

                                      B-1